CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

We consent to the use in this  Post-Effective  Amendment No. 24 to  Registration
Statement No.  33-23223 of Oppenheimer  Cash Reserves on Form N-1A of our report dated September 21, 2004, appearing in the Statement of Additional  Information, which is part of such Registration  Statement,  and to the reference to us under the headings "Independent Registered Public Accounting Firm" in the Statement of
Additional  Information and "Financial  Highlights" in the Prospectus,  which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
September 24, 2004